Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2026 (which includes an explanatory paragraph relating to Valion Bio, Inc.’s ability to continue as a going concern) relating to the financial statements of Valion Bio, Inc. as of and for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the heading “Experts” in prospectus which is part of this Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 17, 2026